AMENDMENT TO SCHEDULE 11

Schedule II to the Custody Agreement between Principal Variable Contracts Funds,Inc. and The Bank of New York Mellon effective November 11,2011,as amended (the Agreement") is hereby amended effective March 23, 2017 by deleting Schedule II in its entirety and replacing such Schedule with the attached Schedule II.

Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with the terms.

Each party represents and warrants to the other party that it has full authority to enter into this Amendment to Schedule II of the Agreement upon the terms and conditions hereof and that the individual executing this Amendment to Schedule JI on its behalf has the requisite authority to bind such party to this Amendment to Schedule II and the Agreement

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.

By	/s/ Michael J. Beer
	Name:	Michael J. Beer
	Title:	Executive Director - Principal Funds
	Date:	3/23/2017

By	/s/ Adam U. Shaikh
	Name:	Adam U. Shaikh
	Title:	Counsel
	Date:	3/23/2017

THE BANK OF NEW YORK MELLON

By:	/s/ Dan L. Westholm
	Name: Dan L. Westholm	Dan L. Westholm
	Title:	Assistant Treasurer
	Date:	4/3/2017

SCHEDULE II
List of Funds
(As of March 23, 2017)

Principal Variable Contracts Funds, Inc - Balanced Account
Principal Variable Contracts Funds, Inc - Bond & Mortgage Securities Account
Principal Variable Contracts Funds, Inc - Bond Market Index Account
Principal Variable Contracts Funds, Inc - Diversified Balanced Account
Principal Variable Contracts Funds, Inc - Diversified Balanced Managed Volatility Account Principal Variable Contracts Funds, Inc - Diversified Balanced Volatility Control Account
Principal Variable Contracts Funds, Inc - Diversified Growth Account
Principal Variable Contracts Funds, Inc - Diversified Growth Managed Volatility Account
Principal Variable Contracts Funds, Inc - Diversified Growth Volatility Control Account
Principal Variable Contracts Funds, Inc - Diversified Income Account
Principal Variable Contracts Funds, Inc - Diversified International Account
Principal Variable Contracts Funds, Inc - Equity Income Account
Principal Variable Contracts Funds, Inc - Government & High Quality Bond Account
Principal Variable Contracts Funds, Inc - Income Account
Principal Variable Contracts Funds, Inc - International Emerging Markets Account
Principal Variable Contracts Funds, Inc - LargeCap Growth Account
Principal Variable Contracts Funds, Inc - LargeCap Growth Account I
Principal Variable Contracts Funds, Inc - LargeCap S&P 500Index Account
Principal Variable Contracts Funds, Inc - LargeCap S&P 500 Managed Volatility Index Account
Principal Variable Contracts Funds, Inc - LargeCap Value Account
Principal Variable Contracts Funds, Inc - MldCap Account
Principal Variable Contracts Funds, Inc - Money Market Account
Principal Variable Contracts Funds, Inc - Multi Asset Income Account
Principal Variable Contracts Funds, Inc - Principal Capital Appreciation Account Principal Variable Contracts Funds, Inc - Principal LifeTime 2010 Account
Principal Variable Contracts Funds, Inc - Principal LifeTime 2020 Account
Principal Variable Contracts Funds, Inc - Principal LifeTime 2030 Account
Principal Variable Contracts Funds, Inc - Principal LifeTime 2040 Account
Principal Variable Contracts Funds, Inc - Principal LifeTime 2050 Account
Principal Variable Contracts Funds, Inc - Principal LifeTime 2060 Account
Principal Variable Contracts Funds, Inc - Principal LifeTime Strategic Income Account
Principal Variable Contracts Funds, Inc - Real Estate Securities Account
Principal Variable Contracts Funds, Inc - SAM Balanced Portfolio
Principal Variable Contracts Funds, Inc - SAM Conservative Balanced Portfolio Principal Variable Contracts Funds, Inc - SAM Conservative Growth Portfolio
Principal Variable Contracts Funds, Inc - SAM Flexible Income Portfolio
Principal Variable Contracts Funds, Inc - SAM Strategic Growth Portfolio
Principal Variable Contracts Funds, Inc - Short-Term Income Account
Principal Variable Contracts Funds, Inc - SmallCap Blend Account